UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2017

Zoned Properties, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51640	46-5198242
(Commission File Number)	(IRS Employer Identification No.)

14269 N. 87th Street, #205 Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): 407-257-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 30, 2017, Chino Valley Properties, LLC (the “Landlord”), a wholly owned subsidiary of Zoned Properties, Inc. (the “Company”), entered into a fourth amendment to commercial lease agreement (the “Amendment”) with C3C3 Group, LLC (“C3C3”) and Alan Abrams, effective April 1, 2017. Pursuant to the terms of the Amendment, the size of the leased property was expanded and the monthly rental rate was increased, such that the monthly rent for the leased premises will be as follows:

Month 1	-	Waived
Months 2-6	-	$30,000.00
Months 7-12	-	$40,000.00
Months 13-15	-	$42,000.00
Months 16-19	-	$55,000.00
Months 20-22	-	*
Months 23-29	-	$60,000.00
Months 30-36	-	$65,000.00
Months 37-48	-	$68,250.00
Months 49-60	-	$71,662.50
Months 61-72	-	$75,245.63
Months 73-84	-	$79,007.91
Months 85-96	-	$82,958.30
Months 97-108	-	$87,106.22
Months 109-120	-	$91,461.53
Months 121-132	-	$91,461.53
Months 133-144	-	$91,461.53
Months 145-156	-	$91,461.53
Months 157-168	-	$91,461.53
Months 169-180	-	$91,461.53
Months 181-192	-	$91,461.53
Months 193-204	-	$91,461.53
Months 205-216	-	$91,461.53
Months 217-228	-	$91,461.53
Months 229-240	-	$91,461.53

* The Landlord agreed to defer rent and applicable taxes for March, April and May 2017 in the form of a loan to C3C3 at an 8% interest rate commencing March 1, 2017 and payable over 12 months commencing January 1, 2018.

C3C3 is owned by Mr. Abrams, a significant stockholder of the Company. Christopher Carra, a significant stockholder of the Company, is president of C3C3.

The foregoing description of the Amendment is not a complete description of all of the parties’ rights and obligations under the Amendment and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2017, Irvin Rosenfeld resigned as a member of the Board of Directors (the “Board”) of the Company, effective immediately, in connection with his appointment as a senior advisor to the Company. Also on April 1, 2017, in order to fill the Board vacancy created by Mr. Rosenfeld’s resignation, the Board elected Derek Overstreet, PhD, as a member of the Board until the next annual election of directors and until his successor is duly elected and shall qualify.

There is no arrangement or understanding between Dr. Overstreet and any other person pursuant to which he was selected as a director. There have been no transactions and are no currently proposed transactions in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which Dr. Overstreet had or will have a direct or indirect material interest.

The Board has determined that Dr. Overstreet qualifies as an independent director under the rules of The Nasdaq Stock Market.

In connection with Dr. Overstreet’s appointment, the Company entered into a Board Member Agreement effective April 1, 2017 with Dr. Overstreet. Pursuant to the terms of the Board Member Agreement, Dr. Overstreet will receive annual compensation of 10,000 shares of restricted Company common stock in exchange for his services as a member of the Company’s board of directors and on any committees thereof. The Company agrees to indemnify Dr. Overstreet and hold him harmless against any liability incurred in the performance of services on the Company’s board pursuant to the Board Member Agreement. The Board Member Agreement has a term of one year, but the parties understand that Dr. Overstreet will remain on the board at the discretion of the Company’s stockholders. After the initial term of the Board Member Agreement, the Board Member Agreement will either terminate or be renewed for an additional year at the discretion of the Nominating and Corporate Governance Committee. Upon termination of Dr. Overstreet’s status as a director, the Board Member Agreement will terminate.

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Item 7.01.	Regulation FD Disclosure.

On March 30, 2017, the Company issued a press release regarding certain business updates, including entry into the Amendment. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information contained in the website is not a part of this current report on Form 8-K.

On April 4, 2017, the Company issued a press release regarding Mr. Rosenfeld’s resignation as a director and Dr. Overstreet’s appointment as a director. A copy of this press release is attached hereto as Exhibit 99.2 and incorporated herein by reference. The information contained in the website is not a part of this current report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are furnished as part of this current report on Form 8-K.

Exhibit No.	Description
10.1	Fourth Amendment to Commercial Lease by and between Chino Valley Properties, LLC, C3C3 Group, LLC and Alan Abrams.
10.2	Board Member Agreement effective April 1, 2017 by and between Zoned Properties, Inc. and Derek Overstreet.
99.1	Press release of Zoned Properties, Inc. dated March 30, 2017.
99.2	Press release of Zoned Properties, Inc. dated April 4, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZONED PROPERTIES, INC.

Dated: April 4, 2017	/s/ Bryan McLaren
Bryan McLaren
Chief Executive Officer

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